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Exhibit 10 (k):
                               REVOLVING LINE OF CREDIT


$100,000                                          Longmont, Colorado
                                                  September 5, 1997


For value received, NBI, Inc., the borrower ("Borrower") hereby promises to pay to the order of Jay H. Lustig, the ("Lender"), at the Lender's offices at 100 Wilshire Blvd., Suite 1700, Santa Monica, California 90401, the principle sum outstanding, not to exceed $100,000, together with interest compounded monthly, at the rate of ten percent (10%) per annum on the unpaid balance of the line of credit until such balance is paid in full. The principal amount of the line of credit, together with all interest accrued thereon as set forth above shall be due and payable on December 31, 1998.

Prepayment of this line of credit is allowed at any time without penalty or premium. Payments received shall be first applied to payment of accrued interest and then to satisfaction of principle.

This line of credit shall be governed by, and construed and enforced in accordance with, the laws in the State of Colorado. The terms of this line of credit have been previously approved by the Board of Directors of NBI, Inc.

The interest on this line of credit shall not exceed the maximum interest rate permitted by applicable law.

In witness thereof, the Borrower has executed and delivered this line of credit effective as of the date first set forth above.


                                             /s/  Marjorie A. Cogan
                                        ---------------------------------------
                                                  NBI, Inc.
                                             by Marjorie A. Cogan, CFO



Sworn to (or affirmed) and subscribed before me this
16th  day of   July, 1998


  /s/  Lora Flynn
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(Notary Public Signature)

October 9, 2001
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(Commission Expires)